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                                                                    EXHIBIT 23.4


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


As independent petroleum engineers, Williamson Petroleum Consultants, Inc. hereby consents to the use of our reserve reports and all references to our firm included in or made part of the Prize Energy Corporation annual report on Form 10-K for the fiscal year ended December 31, 1999 to be filed with the Securities and Exchange Commission on or about March 29, 2000.


                              /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

                                WILLIAMSON PETROLEUM CONSULTANTS, INC.



Midland, Texas
March 29, 2000